Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Common Stock of IMAX Corporation, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: January 31, 2023

KEVIN DOUGLAS

*Kevin Douglas

MICHELLE DOUGLAS

*Michelle Douglas

JAMES E. DOUGLAS, III

*James E. Douglas, III

K&M DOUGLAS TRUST

*Kevin Douglas
By: Kevin Douglas
Title: Trustee

*Michelle Douglas
By: Michelle Douglas
Title: Trustee

JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST

*Kevin Douglas
By: Kevin Douglas
Title: Trustee

*Michelle Douglas
By: Michelle Douglas
Title: Trustee

DOUGLAS SURVIVORS TRUST DATED 1-29-1990, KEVIN DOUGLAS, TRUSTEE

/s/ Kevin Douglas
By: Kevin Douglas
Title: Trustee

CELTIC FINANCIAL LLC

* Kevin Douglas
By: Kevin Douglas
Title: Manager

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact